August 24, 2004

Plum Creek Timberlands, L.P.
999 Third Avenue, Suite 4300
Seattle, Washington 98104-4096

        Re: Registration Statement on Form S-3 of Plum Creek Timberlands, L.P.

Ladies and Gentlemen:

        We have acted as special counsel to Plum Creek Timberlands, L.P., a Delaware limited partnership (the “Partnership”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 to be filed on August 24, 2004 (the “Registration Statement”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities of the Partnership with an aggregate initial public offering price of up to $400,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies: (i) senior debt securities, senior subordinated debt securities, subordinated debt securities and junior subordinated debt securities (collectively, the “Debt Securities”), which may be issued under an indenture (as amended or supplemented, the “Indenture”), to be entered or proposed to be entered into between the Partnership, Plum Creek Timber Company, Inc., a Delaware corporation (the “Company”), as guarantor, and a trustee that has been or will be appointed prior to the issuance of the Debt Securities (the “Trustee”).

        This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(i) the Registration Statement;

(ii) the form of Indenture, filed as an exhibit to the Registration Statement;

    (iii)       the Agreement of Limited Partnership of the Partnership, as amended, as certified by Anna L. Oswald, Assistant Secretary of Plum Creek Timber I, L.L.C., a Delaware limited liability company, and general partner of the Partnership (the “Partnership Agreement”);

(iv) the Restated Certificate of Incorporation of the Company, as certified by Anna L. Oswald, Assistant Secretary of the Company (the “Certificate of Incorporation”)

(v) the Amended and Restated By-laws of the Company, as certified by Anna L. Oswald, Assistant Secretary of the Company (the “By-laws”); and

    (vi)       resolutions of the Board of Directors of the Company, adopted on September 30, 2003, as certified by  James A. Kraft, Senior Vice President, General Counsel and Secretary of the Company (the “Board Resolutions”).

        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Partnership and the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Partnership, the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Partnership and the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that the Indenture will be executed and delivered in substantially the form reviewed by us. In addition, we have assumed that the terms of the Debt Securities will have been established so as not to, and that the execution and delivery by the Partnership of, and the performance of its obligations under, the Debt Securities and the Indenture, will not violate, conflict with or constitute a default under (i) any agreement or other instrument to which the Partnership or its properties is subject; (ii) any law, rule or regulation to which the Partnership or its properties is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Partnership, the Company and others and of public officials.

        The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

    (a)        the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(b) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby;

    (c)        we do not express any opinion as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

    (d)        we do not express any opinion as to the enforceability of any provision of any document purporting to prohibit, restrict or condition the assignment of rights under such document to the extent such restriction on assignability is governed by the Uniform Commercial Code;

    (e)        to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of any agreement or instrument, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought; and

    (f)        with respect to the enforceability of all obligations under the Indenture and any Offered Debt Securities not denominated in U.S. dollars, we note that a U.S. federal court would award a judgment only in U.S. dollars and that a judgment of a court in the State of New York rendered in a currency other than the U.S. dollar would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of such judgment. Our opinion is subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights, and we do not express any opinion as to the enforceability of the provisions of the Indenture or any Offered Debt Securities providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under the Indenture or such Offered Debt Securities from a court judgment in another currency.

        We do not express any opinion as to any laws other than the limited partnership law of the State of Delaware, the corporation law of the State of Delaware and those laws, rules and regulations of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The Debt Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

        Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that with respect to any series of Debt Securities (the “Offered Debt Securities”), when (i) the Indenture has been executed and delivered by each of the Partnership, the Company and the Trustee, as qualified to act under the Trust Indenture Act of 1939; (ii) the Board of Directors of the Company or an authorized committee thereof has taken, or the authorized officers of the Company have taken, all necessary corporate action to fix and determine the terms and to authorize the issuance and delivery of the Offered Debt Securities in accordance with the Board Resolutions; (iii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the Partnership Agreement, the Certificate of Incorporation or By-laws, or result in a default under or breach of any agreement or instrument binding upon the Partnership, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Partnership; (v) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Partnership and the other parties thereto; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the issuance and sale of Offered Debt Securities will have been duly authorized, and the Offered Debt Securities will be valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP